Exhibit 19.2
GALT-CGSLP-2000 Corporate Trading Policy

TABLE OF CONTENTS

1. Scope    2
2. Elements & Standards    2
2.1. General Standards for Engaging in a Securities Transaction    2
2.2. Exemptions    2
2.3. Blackout Periods    2
3. Exceptions & Reporting    3
3.1. Board Directives    3
3.2. Exceptions    3
3.3. Reporting    4
4. Roles & Responsibilities    4
5. Associated Citations, Documents, & References    4
6. Point(s) of Contact    4
7. Glossary    4
8. Appendix    5

©2025 Truist Financial Corporation

Exhibit 19.2
1. Scope
This Policy addresses Securities Transactions, including related assessments of whether Truist possesses MNPI.

This Policy does not cover transactions in Securities by insiders of Truist, which are separately covered in PALT-CGSLP-4000 Securities Trades by Company Personnel Policy. The Finance function maintains separate procedures for complying with Rule 10b-18 under the Exchange Act in connection with Securities Transactions.
2. Elements & Standards
2.1. General Standards for Engaging in a Securities Transaction
Not more than 48 hours before effecting any Securities Transaction, the CFO must e-mail the members of the Corporate Trading Advisory Group to (i) communicate the planned Securities Transaction, (ii) inquire if any member believes that Truist possesses MNPI, and (iii) instruct each member to promptly e-mail the CEO, the CFO, the CRO, and the CLO if the member believes that Truist has come into possession of MNPI since the member’s last response to the CFO. Each member of the Corporate Trading Advisory Group must promptly respond to the inquiry in clause (ii) and must abide by the instruction in clause (iii).

If any member of the Corporate Trading Advisory Group believes that Truist possesses MNPI, the CFO, the CRO, and the CLO will consult with the member and determine whether Truist possesses MNPI. If the CFO, the CRO, and the CLO collectively determine that Truist possesses MNPI, the Securities Transaction may not proceed. If neither the CFO nor any member of the Corporate Trading Advisory Group believes that Truist possesses MNPI or if the CFO, the CRO, and the CLO collectively determine that Truist does not possess MNPI, the Securities Transaction may proceed.
2.2. Exemptions
This Policy does not apply to the following Securities Transactions:

•Ordinary-course issuances of Equity Securities by TFC into any TFC-sponsored 401(k) Plan, Direct Stock Purchase Plan, Dividend Reinvestment Plan, Employee Stock Purchase Plan, or similar plan,

•Ordinary-course issuances of Equity Securities by TFC upon the vesting of stock units and stock awards under TFC’s incentive-compensation plans and the corporate withholding of Equity Securities to satisfy tax-withholding requirements upon the vesting of those stock units and stock awards, and

•Transactions in broad-based mutual funds and exchange-traded funds, including those that are invested in Securities.
2.3. Blackout Periods
Subject to the last paragraph of this Section 2.3, Securities Transactions may not be conducted during the following regular blackout periods.

©2025 Truist Financial Corporation

Exhibit 19.2

•The blackout period for Securities Transactions in Equity Securities begins at 4:00 p.m., Eastern Time, on the tenth day of the third month of each fiscal quarter (or, if the tenth day is not a business day, on the immediately preceding business day) and continues until 9.30 a.m., Eastern Time, on the trading day after one full trading day in Equity Securities has passed since TFC released its earnings information for the fiscal quarter to the public.

•The blackout period for Securities Transactions in Debt Securities begins on the first day of each fiscal quarter (or, if the first day is not a business day, on the immediately preceding business day) and continues until 9.30 a.m., Eastern Time, on the trading day after one full trading day in Equity Securities has passed since TFC released its earnings information for the fiscal quarter to the public.

For example, if a public earnings announcement is made before the market opens on Tuesday, the blackout period ends at market open on Wednesday. As another example, if a public earnings announcement is made after the market opens on Tuesday, the blackout period ends at market open on Thursday.

The CEO, the CFO, and the CLO collectively may establish event-specific blackout periods or otherwise restrict Securities Transactions other than regular blackout periods if, in their judgment, the action is in the best interests of Truist. Because such a decision may involve restricted or sensitive information about Truist, these periods and restrictions may not be announced even internally within Truist. The CEO, the CFO, and the CLO collectively may permit a Securities Transaction during a blackout period if, in their judgment, the action is in the best interests of Truist and Truist does not possess MNPI.
3. Exceptions & Reporting
3.1. Board Directives
No separate directives of the Boards of Directors of TFC and Truist Bank exist beyond the content of this Policy.
3.2. Exceptions
The policy-exception process provides a proactive mechanism to confirm that policy-exception requests are routed to the appropriate policy-content owner for approval. Exceptions to this Policy are allowed.

Only the CEO, the CFO, and the CLO collectively may approve an exception to this Policy. Policy exceptions may be escalated to the Board of Directors of TFC for awareness, depending on materiality, and at the discretion of the CEO, the CFO, and the CLO. An overview of approved policy exceptions is provided to the Board of Directors of TFC as an accompaniment to the Policy for Policy approval, on at least an annual basis if the policy approval timeline exceeds one year. Policy exceptions are housed in the Archer Policy Exception Module. The Senior Associate General Counsel, Corporate will approve policy exceptions in Archer after the CEO, the CFO, and the CLO have given their approval.

©2025 Truist Financial Corporation

Exhibit 19.2
3.3. Reporting
No separate reporting requirement exists under this Policy. Reporting will be provided to the Boards of Directors of TFC and Truist Bank, the Joint Audit Committee, or the CEO on request.
4. Roles & Responsibilities
CEO
The roles and responsibilities described in Section 2.3.

CFO
The roles and responsibilities described in Sections 2.1 and 2.3

CLO
The roles and responsibilities described in Sections 2.1 and 2.3.

Corporate Trading Advisory Group
The roles and responsibilities described in Section 2.1.

CRO
The roles and responsibilities described in Sections 2.1 and 2.3.
5. Associated Citations, Documents, & References
PALT-CGSLP-100 Corporate Trading Compilation Procedure
PALT-CGSLP-4000 Securities Trades by Company Personnel Policy
GALT-CGSLP-400 Truist Insider Trading Procedure
6. Point(s) of Contact
Questions about this Policy must be directed to the CLO. The Corporate Legal Team owns this Policy. The Joint Audit Committee of the Boards of Directors must approve this Policy at least annually.
7. Glossary
CEO
The Chief Executive Officer of TFC

CFO
The Chief Financial Officer of TFC

CLO
The Chief Legal Officer of TFC

Corporate Trading Advisory Group
A group composed of the following officers of TFC and Truist Bank:
•The CEO,
•The CRO,
•The CLO,

©2025 Truist Financial Corporation

Exhibit 19.2
•The Treasurer,
•The Controller and Chief Accounting Officer,
•The Head of Capital Planning, and
•The Head of Investor Relations

CRO
The Chief Risk Officer of TFC

Debt Securities
Senior debt securities, subordinated debt securities, long-term debt securities, medium-term notes, bank notes, bonds, debentures, trust securities, trust preferred securities, hybrid debt securities, and any other debt securities of TFC or Truist Bank as well as any rights, options, or warrants exercisable for any of those debt securities, any instruments convertible into any of those debt securities, any hedging transactions that relate to any of those debt securities, and any futures contracts, forward contracts, swaps, and other derivative transactions that relate to any of those debt securities

Equity Securities
Shares of common stock or preferred stock, hybrid equity securities, and any other equity securities of TFC or Truist Bank as well as any rights, options, or warrants exercisable for any of those equity securities, any instruments convertible into any of those equity securities, any hedging transactions that relate to any of those equity securities, and any futures contracts, forward contracts, swaps, and other derivative transactions that relate to any of those equity securities

Exchange Act
The Securities Exchange Act of 1934 as amended

MNPI
Information about Truist or a Security that
(1)    is nonpublic—that is, not generally disseminated or available to the investing public with time for the investing public to fully absorb the information, and
(2)    is material—that is, substantially likely to be (a) viewed by a reasonable investor as significantly altering the total mix of information made available or (b) considered important by a reasonable investor in making an investment decision, such as buying, selling, or holding a Security

Securities
Equity Securities and Debt Securities

Securities Transaction
A transaction by TFC or Truist Bank involving the purchase, sale, gift, transfer, trade, or issuance of any Security outside of a Rule 10b5-1 plan or the entry into, amendment of, or termination of a Rule 10b5-1 plan by TFC or Truist Bank involving any of those transactions

TFC
Truist Financial Corporation

Truist
TFC and its subsidiaries

©2025 Truist Financial Corporation

Exhibit 19.2
8. Appendix
N/A

©2025 Truist Financial Corporation